Exhibit 99.Section 19(a)

EXHIBIT 4: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: June 30, 2022

Distribution Amount Per Common Share: $0.35

The following table sets forth the estimated amounts of the current distribution, paid June 30, 2022, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date[1]	Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0342	3%
Net Realized LT Cap Gains	$0.0544	16%	$0.5962	51%
Return of Capital or Other Capital Source	$0.2956	84%	$0.5296	46%
TOTAL (per common share):	$0.3500	100%	$1.1600	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from April 30, 2017 through April 30, 2022	3.22%
Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2022	8.83%
Cumulative total return at NAV for the fiscal year, through April 30, 2022[2]	-21.84%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of April 30, 2022[1]	7.32%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $27,738,231, of which $20,963,340 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

[1]	The Fund’s current fiscal year began on October 1, 2021.
[2]	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2021 through April 30, 2022.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500
Fax: 617-772-8577

03NXXA       002CSND064

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: September 30, 2022

Distribution Amount Per Common Share: $0.31

The following table sets forth the estimated amounts of the current distribution, paid September 30, 2022, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date[1]	Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0342	2%
Net Realized LT Cap Gains	$0.3100	100%	$0.9062	62%
Return of Capital or Other Capital Source	$0.0000	0%	$0.5296	36%
TOTAL (per common share):	$0.3100	100%	$1.4700	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from July 31, 2017 through July 31, 2022	3.12%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2022	7.69%
Cumulative total return at NAV for the fiscal year, through July 31, 2022[2]	-18.46%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of July 31, 2022[1]	9.11%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $44,467,697, of which $16,672,970 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

[1]	The Fund’s current fiscal year began on October 1, 2021.

[2]	Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2021 through July 31, 2022.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

03P61A        002CSND32A